Exhibit 99.1

1847 Holdings LLC Announces Pricing of $11.1 Million Public Offering

New York, NY – October 28, 2024 – 1847 Holdings LLC (NYSE American: EFSH) (“1847 Holdings” or the “Company”), a holding company specializing in identifying over-looked, deep value investment opportunities in middle market businesses, announced today the pricing of its “reasonable best efforts” public offering of securities for gross proceeds of $11.1 million, prior to deducting placement agent fees and other offering expenses payable by the Company.

The public offering is comprised of 8,809,512 units, at a public offering price of $1.26 per unit. Each unit is comprised of (i) one (1) common share or a pre-funded warrant to purchase one (1) common share at an exercise price of $0.01 per share, (ii) a series A warrant to purchase one (1) common share at an exercise price of $1.90 per share and (iii) a series B warrant to purchase one (1) common share at an exercise price of $2.52 per share.The closing of the public offering is expected to occur on or about October 30, 2024, subject to the satisfaction of customary closing conditions.

Spartan Capital Securities, LLC is acting as the sole placement agent in connection with the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on October 28, 2024. A final prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, at (212) 293-0123.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 1847 Holdings

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

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Forward Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: EFSH@crescendo-ir.com